Exhibit 10.39

THE IRON MOUNTAIN COMPANIES SEVERANCE PLAN

SEVERANCE PROGRAM NO. 1

FIRST AMENDMENT

The Compensation Committee of the Board of Directors of Iron Mountain Incorporated (the “Company”) hereby amends The Iron Mountain Companies Severance Plan Severance Program No. 1 (the “Program”), effective immediately.

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1.                                      Section 3.3 of the Program shall be amended by adding the following sentence at the end of the first paragraph thereof.

Notwithstanding the provisions of any Performance Unit Agreement to the contrary (including, without limitation, the last sentence of the first paragraph of Section 3 of Performance Unit Agreement Version 1), vesting acceleration of an Earned Performance Unit hereunder shall not accelerate the date on which the Underlying Shares (as defined in the Performance Unit Agreement) shall be delivered, which date shall remain the initially established Vesting Date (as defined in the Performance Unit Agreement).

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2.                                      Section 3.4(b) of the Program shall be amended in its entirety as follows.

(b)                                 Severance Pay will be paid in equal installments over the Severance Period in accordance with the Covered Employee’s regular payroll intervals prior to the Qualifying Termination and will be subject to applicable withholding.  Payments will commence as of the first regular payroll date following the Qualifying Termination; provided, however, that the applicable revocation period under a Separation and Release Agreement has expired before any payment and within the sixty-day period following Qualifying Termination; and provided, further, that to the extent Section 409A of the Code applies to a payment within the sixty-day period following a Qualifying Termination, such payment(s) will be deferred and paid in a lump sum on the sixtieth day following a Qualifying Termination.  Iron Mountain may also deduct any amounts owed by the Covered Employee to the extent permitted by applicable law.

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3.                                      Except as hereinabove specifically amended, all provisions of the Program shall continue in full force and effect; provided, however, that the Compensation Committee of the Board of Directors of the Company hereby reserves the power from time to time to further amend the Program.